Exhibit 10.10

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 20, 2005 (this “Agreement”), by and among Trump Entertainment Resorts, Inc., a Delaware corporation formerly known as Trump Hotels & Casino Resorts, Inc. (the “Company”), and the Stockholders (as hereinafter defined).

R E C I T A L S:

WHEREAS, on November 21, 2004, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330, in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), under Case Nos. 04-46898 through 04-46925 (J.H.W);

WHEREAS, on April 5, 2005, by written order, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization, dated as of March 30, 2005 (the “Plan”);

WHEREAS, the Plan contemplates a reorganization of the Debtors involving, among other things, an investment in the equity of the Company and Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership formerly known as Trump Hotels & Casino Resorts Holdings, L.P. (the “Partnership”), pursuant to that certain Amended and Restated Investment Agreement, dated as of May 20, 2005 (the “Investment Agreement”), by and among the Company, the Partnership and Donald J. Trump (the “Investor”);

WHEREAS, pursuant to the Plan and the Investment Agreement, the Stockholders received (i) Class A Partnership Interests and/or Class B Partnership Interests (as each such term is defined in the Investment Agreement), (ii) shares of Common Stock (the “Common Stock”) and Class B Common Stock (the “Class B Common Stock” and, together with the Common Stock, the “Capital Stock”), each with a par value of $0.01 per share, of the Company and (iii) a warrant to purchase shares of Common Stock;

WHEREAS, the Class A Partnership Interests and the Class B Partnership Interests are exchangeable for shares of Common Stock as provided in the Amended Exchange Rights Agreement (as defined in the Investment Agreement);

WHEREAS, pursuant to the Amended and Restated Certificate of Incorporation (as defined in the Investment Agreement), subject to certain conditions, the holders of Common Stock and Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for, among other things, the election of directors of the Company; and

WHEREAS, the Stockholders and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the voting of shares of capital stock in the Company;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINED TERMS

Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the respective meanings below:

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“CEO Nomination Period” shall mean, at any time during the Class A Nomination Period, any time that the then serving Chief Executive Officer of the Company is not also then serving as a director of the Company.

“Class A Directors” shall mean, (a) the five (5) initial members of the Board designated as “Class A Directors” designated pursuant to Section 5.04 of the Plan and (b) at any given time thereafter, five (5) individuals designated by a majority of the Class A Directors serving as directors of the Company at such time.

“Class A Nomination Period” shall mean the period commencing on the date hereof and ending on the earlier of (a) the day immediately following the date on which the sixth annual meeting of stockholders of the Company following the date hereof shall be held and (b) such time as the stockholders of the Company shall fail to elect the Investor to the Board (provided that the Investor has voted all shares of Capital Stock Owned by him to elect the Investor to the Board).

“Independent” shall mean, with respect to any director of the Company, an individual who shall be independent from the Company under applicable law and stock exchange and securities market rules.

“Investor Nomination Period” shall mean the period commencing on the date hereof and ending on the date of any termination of the Services Agreement by the Company and the Partnership pursuant to Section 2.1(b)(ii) thereof.

“Owns”, “Own”, “Owned” or “Owning” shall mean, with respect to the Capital Stock, beneficial ownership, assuming the conversion of all outstanding securities convertible into or exchangeable for shares of Capital Stock and the exercise of all outstanding options, warrants and other rights to acquire shares of Capital Stock.

“Person” shall mean any individual, partnership (general or limited), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity.

“Services Agreement” shall mean that certain Services Agreement, dated as of the date hereof, by and among the Investor, the Company and the Partnership, as amended from time to time.

“Stockholders” shall mean those stockholders of the Company set forth on Exhibit A hereto, together with their respective successors and assigns.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1. Nomination of Directors.

(a) Subject to applicable law and stock exchange and securities market rules, during the Class A Nomination Period, the Company shall take all such action as may be necessary to cause the nomination for election as directors of the Company the Class A Directors. The initial Class A Directors shall be Edward H. D’Alelio, Cezar M. Froelich, Morton H. Handel, Michael Kramer and James B. Perry. Such initial Class A Directors shall serve in, and be divided among, Class I, Class II and Class III of the Board as provided in the Amended and Restated Certificate of Incorporation.

(b) Subject to applicable law and stock exchange and securities market rules, during the Investor Nomination Period, so long as the Stockholders Own, in the aggregate:

(i) not less than 7.5% of the outstanding shares of Common Stock, the Company shall take all such action as may be necessary to cause the nomination for election as directors of the Company three (3) individuals designated by the Investor one of whom shall be the Investor and one of whom shall be Independent;

(ii) not less than 5% and less than 7.5% of the outstanding shares of Common Stock, the Company shall take all such action as may be necessary to cause the nomination for election as directors of the Company two (2) individuals designated by the Investor one of whom shall be the Investor and one of whom shall be Independent; or

(iii) less than 5% of the outstanding shares of Common Stock and the Services Agreement shall have not been terminated at such time, the Company shall take all such action as may be necessary to cause the Investor to be nominated for election as a director of the Company.

Each of such one, two or three nominees of the Investor (including himself) designated pursuant to this Section 2.1(b), as the case may be, shall hereinafter be referred to as an “Investor Board Member”. The initial Investor Board Members shall be the Investor, Wallace B. Askins and Don M. Thomas. Such initial Investor Board Members shall serve in, and be divided among, Class I, Class II and Class III of the Board as provided in the Amended and Restated Certificate of Incorporation.

(c) Subject to applicable law and stock exchange and securities market rules, during the Investor Nomination Period, so long as the Stockholders Own, in the aggregate, not less than 5% of the outstanding shares of Common Stock, the Company shall take all such action as may be necessary to cause the nomination for election as a director of the Company one (1) individual (the “Mutual Board Member”) who shall be acceptable to the Investor; provided, however, that, in the event that at any time during the Class A Nomination Period the Stockholders shall Own, in the aggregate, less than 5% of the outstanding shares of Common Stock, the Mutual Board Member shall be acceptable to a majority of the Class A Directors serving as directors on the Board at such time. The initial Mutual Board Member shall be James J. Florio, who shall serve in Class I of the Board as provided in the Amended and Restated Certificate of Incorporation.

(d) Subject to applicable law and stock exchange and securities market rules, if during the CEO Nomination Period the Board acts to designate or nominate the then serving Chief Executive Officer of the Company to be a member of the Board and such Chief Executive Officer agrees to serve on the Board if elected, the Company shall take all such action as may be necessary to cause the nomination for election as a director of the Company such then serving Chief Executive Officer of the Company (the “CEO Director” and, together with the Class A Directors, the Investor Board Members and the Mutual Board Member, the “Board Designees”).

Section 2.2. Number of Directors; Election of Directors; Committees.

(a) Subject to applicable law and stock exchange and securities market rules, and except as otherwise provided herein, each Stockholder shall vote all shares of Capital Stock Owned by it, and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling and holding special Board and stockholder meetings), so that:

(i) at any given time, the authorized number of directors on the Board shall be not less than the number of Board Designees entitled at such time to be nominated as directors of the Company hereunder;

(ii) during the Class A Nomination Period, the Class A Directors shall be elected to the Board;

(iii) during the Investor Nomination Period, the Investor Board Members and the Mutual Board Member shall be elected to the Board;

(iv) subject to Section 2.1(d), during the CEO Nomination Period, the CEO Director shall be elected to the Board;

(v) during the Class A Nomination Period, each Class A Director then serving as a director of the Company shall, prior to the expiration of such Class A Director’s term, be nominated to serve for a successive term as a Class A Director;

(vi) during the Class A Nomination Period, a majority of the directors serving on each committee of the Board shall consist of Class A Directors; and

(vii) during the Investor Nomination Period, the Investor, so long as he is a director of the Company, shall serve on each committee of the Board other than the Compensation Committee and the Audit Committee thereof.

(b) Subject to applicable law, applicable fiduciary duties and stock exchange and securities market rules:

(i) during the Class A Nomination Period, the Investor shall vote (in his capacity as a director) to re-nominate each Class A Director for a further term as a director on the Board prior to the expiration of each Class A Director’s current term as a director on the Board; and

(ii) subject to Section 2.1(d), during the CEO Nomination Period, the Investor shall vote (in his capacity as a director) to nominate the then serving Chief Executive Officer of the Company to serve as a director on the Board.

Section 2.3. Replacement Directors.

(a) Subject to applicable law and stock exchange and securities market rules, in the event that, during the Class A Nomination Period, any Class A Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Class A Director’s replacement (a “Substitute Class A Director”) shall be designated by a majority of the remaining Class A Directors serving as directors of the Company at such time. Subject to applicable law and stock exchange and securities market rules, during the Class A Nomination Period, the Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Capital Stock Owned by them, (i) to cause the election of such Substitute Class A Director promptly following his or her nomination to the Board pursuant to this Section 2.3(a), or (ii) upon the written request of a majority of the Class A Directors serving as directors of the Company at such time, to remove, with cause, any relevant Class A Director.

(b) Subject to applicable law and stock exchange and securities market rules, in the event that, during the Investor Nomination Period, any Investor Board Member is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Investor Board Member’s replacement (a “Substitute Investor Board Member”) shall be designated by the Investor, subject to the provisions of Section 2.1(b) hereof. Subject to applicable law and stock exchange and securities market rules, during the Investor Nomination Period, the Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Capital Stock Owned by them, (i) to cause the election of such Substitute Investor Board Member promptly following his or her nomination to the Board pursuant to this Section 2.3(b), or (ii) upon the written request of the Investor, to remove, with cause, any relevant Investor Board Member.

(c) Subject to applicable law and stock exchange and securities market rules, in the event that a Mutual Board Member is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Mutual Board Member’s replacement (the “Substitute Mutual Board Member”) shall be designated by the Company and, during the Investor Nomination Period, the Investor, provided that, during the Class A Nomination Period, the Substitute Mutual Board Member shall be acceptable to a majority of the Class A Directors serving as directors on the Board at such time. Subject to applicable law and stock exchange and securities market rules, the Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Capital Stock Owned by them, (i) to cause the election of such Substitute Mutual Board Member promptly following his or her nomination to the Board pursuant to this Section 2.3(c), or (ii) to remove, with cause, the Mutual Board Member, during the Investor Nomination Period, upon the written request of the Investor, provided that, during the Class A Nomination Period, such removal shall be acceptable to a majority of the Class A Directors serving as directors of the Company at such time.

(d) Subject to applicable law and stock exchange and securities market rules, in the event that, during the CEO Nomination Period, the then serving CEO Director shall no longer serve as the Chief Executive Officer of the Company or is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such CEO Director’s replacement (the “Substitute CEO Director”) shall only be the then serving Chief Executive Officer of the Company, subject to the provisions of Section 2.1(d) hereof. Subject to applicable law and stock exchange and securities market rules, during the CEO Nomination Period, the Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Capital Stock Owned by them, (i) to cause the election of such Substitute CEO Director promptly following his or her nomination to the Board pursuant to this Section 2.3(d), or (ii) to remove, with or without cause, the CEO Director promptly after such time as he or she shall no longer serve as the Chief Executive Officer of the Company.

ARTICLE III.

STOCKHOLDER PROXY

Section 3.1. Proxy. Each Stockholder hereby irrevocably appoints and constitutes Investor as the sole and exclusive proxy of such Stockholder, with full power and authority to vote, or to consent or withhold consent with respect to, all shares of Capital Stock Owned by such Stockholder on any matter presented to the stockholders of the Company. Each such proxy shall be irrevocable and is coupled with an interest sufficient in law to support an irrevocable proxy. Each proxy granted to the Investor pursuant to this Section 3.1 shall terminate upon the written consent of the Investor.

ARTICLE IV.

STOCK CERTIFICATE LEGENDS

Section 4.1. Legends. Each certificate representing shares of Capital Stock held by the Stockholders shall bear a legend containing the following words (in addition to any other legend required by applicable law to be set forth on any certificate representing such shares of Capital Stock):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN VOTING AGREEMENT, DATED AS OF MAY 20, 2005, BY AND AMONG TRUMP ENTERTAINMENT RESORTS, INC. (THE “COMPANY”) AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

ARTICLE V.

TERMINATION

Section 5.1. Termination. This Agreement shall be effective as of the date hereof and shall continue thereafter in accordance with its terms until such time as the Stockholders, together with their Affiliates and any Persons with whom they have formed a “group” as described in the rules and regulations of the Securities Exchange Act of 1934, as amended, shall own all of the outstanding Capital Stock.

ARTICLE VI.

MISCELLANEOUS

Section 6.1. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company, to:

c/o Trump Entertainment Resorts, Inc.

725 Fifth Avenue, 15th Floor

New York, NY 10022

Facsimile: (212) 688-0397

Attn:    Scott C. Butera

            Robert M. Pickus, Esq.

with copies to:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, CA 90071-2007

Facsimile: (213) 891-8763

Attn:    Thomas W. Dobson, Esq.

            Robert A. Klyman, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attn:    Michael F. Walsh, Esq.

            Eric L. Schondorf, Esq.

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street

30th Floor

Los Angeles, CA 90017

Facsimile: (213) 629-5063

Attn:    Paul S. Aronzon, Esq.

            Thomas R. Kreller, Esq.

(b) if to any Stockholder, to:

c/o The Trump Organization

725 Fifth Avenue

New York, NY 10022

Facsimile: (212) 935-0141

Attn:    Donald J. Trump

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Facsimile: (212) 728-8111

Attn:    Thomas M. Cerabino, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (i) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

Section 6.2. Severability; Governing Law. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of competent jurisdiction, the remaining provisions hereof shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law; provided, however, that each of the provisions of this Agreement is subject to and shall be enforced in compliance with the Gaming Laws (as defined in the Investment Agreement).

Section 6.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, transferees, legal representatives and heirs.

Section 6.4. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the Company, the Investor and, during the Class A Nomination Period, a majority of the Class A Directors serving as directors on the Board at such time.

Section 6.5. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 6.6. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

Section 6.7. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) with respect thereto.

Section 6.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY:

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ JOHN P. BURKE
Name:	John P. Burke
Title:	Executive Vice President and Treasurer

STOCKHOLDERS:

By:	/s/ DONALD J. TRUMP
Name:	Donald J. Trump

EXHIBIT A

Stockholders

Donald J. Trump